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                                                                   EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 4 to the Registration Statement No. 333-50049 of DTI Holdings, Inc. on Form S-4 of our report dated September 10, 1997 (July 31, 1998 as to Notes 13 and 14) appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference to us under the headings "Summary Consolidated Financial and Operating Data", "Selected Consolidated Financial and Operating Data" and "Experts" in such Prospectus.





/s/ DELOITTE & TOUCHE LLP
St. Louis, Missouri
August 14, 1998